UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 20, 2013
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
    On March 20, 2013, the stockholders of Hewlett-Packard Company (“HP”) approved the Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, as amended effective February 28, 2013 (as amended, the “Newly Amended Plan”). The Newly Amended Plan previously had been approved by the HR and Compensation Committee of the HP Board of Directors, subject to stockholder approval.   The Newly Amended Plan amends the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, which was approved by stockholders on March 17, 2010 (the “Amended Plan”).

   The Newly Amended Plan provides for the following changes to the Amended Plan:

	●	Makes an additional 172,500,000 shares of common stock available for issuance;

	●	Adds a provision to allow for a fungible share pool that reduces the share reserve much more rapidly when “full value” awards, such as restricted stock and performance-based restricted units, are granted;

	●	Adds the ability to grant stock appreciation rights;

	●	Increases the share limits per individual;

	●	Adds a $550,000 value limit to the annual equity retainer that can be granted to non-employee directors in any plan year;

	●	Amends the performance criteria to include the performance criteria under the Hewlett-Packard Company 2005 Pay-for-Results Plan; and

	●	Extends the expiration of the Amended Plan for ten years.

    A description of the material terms and conditions of the Newly Amended Plan appears on pages 47 to 51 of HP's definitive proxy statement on Schedule 14A filed with the SEC on January 31, 2013 (the “Proxy Statement”).  That description is incorporated by reference herein, and a copy of that description is filed as Exhibit 10.1 hereto.  Such description and the other information relating to the Newly Amended Plan included herein are qualified in their entirety by reference to the actual terms of the Newly Amended Plan, which is filed as Exhibit 10.2 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

    HP held its 2013 annual meeting of stockholders (the “Annual Meeting”) on March 20, 2013 in Mountain View, California.  At the Annual Meeting, HP stockholders voted on eight proposals and cast their votes as described below.  The proposals are described in the Proxy Statement.

Proposal 1
HP’s stockholders elected eleven individuals to the Board of Directors for the succeeding year or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Marc L. Andreessen	933,351,616	404,324,818	6,118,395	257,537,226
Shumeet Banerji	1,309,861,770	27,102,190	6,830,868	257,537,226
Rajiv L. Gupta	1,072,974,459	264,076,776	6,743,594	257,537,226
John H. Hammergren	823,262,475	703,853,332	6,617,766	257,537,226
Raymond J. Lane	787,009,172	549,695,771	7,089,886	257,537,226
Ann M. Livermore	1,316,390,039	21,721,490	5,683,299	257,537,226
Gary M. Reiner	1,310,963,472	25,890,073	6,941,283	257,537,226
Patricia F. Russo	1,203,722,444	133,256,828	6,765,557	257,537,226
G. Kennedy Thompson	832,972,223	677,403,916	6,971,493	257,537,226
Margaret C. Whitman	1,311,178,545	26,236,419	6,379,864	257,537,226
Ralph V. Whitworth	1,282,286,066	52,982,748	8,526,015	257,537,226

Proposal 2
HP stockholders ratified the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the 2013 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,386,583,663	241,236,765	8,045,944	0

Proposal 3
HP stockholders cast their votes with respect to the advisory vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,037,480,022	322,755,804	8,093,320	257,537,226

Proposal 4
HP stockholders cast their votes with respect to the proposal to amend HP's Amended and Restated Bylaws to permit stockholder proxy access as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,331,436,243	40,260,140	6,632,763	257,537,226

Proposal 5
HP stockholders cast their votes with respect to the Amended Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,202,371,676	168,578,234	7,379,236	257,537,226

Proposal 6
HP stockholders cast their votes with respect to the stockholder proposal related to the formation of a human rights committee as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,672,316	1,161,172,857	170,483,973	257,537,226

Proposal 7
HP stockholders cast their votes with respect to the stockholder proposal entitled “2013 Hewlett-Packard Resolution on Human Rights Policy” as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,618,924	1,086,427,756	206,282,465	257,537,226

Proposal 8
HP stockholders cast their votes with respect to the stockholder proposal entitled “Executives to Retain Significant Stock” as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
380,741,218	987,489,010	10,098,917	257,537,226

Item 7.01	Regulation FD Disclosure.

    On March 20, 2013, the HP Board of Directors authorized a 10% increase in HP’s regular quarterly cash dividend payable to holders of record of its outstanding common stock.  The increase will be effective when the HP Board of Directors declares HP’s next dividend, which is expected to occur in May 2013.  HP’s previously announced dividend payable on April 3, 2013 to stockholders of record on March 13, 2013 will not be increased and will remain at $0.132 per share.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Summary of the Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, as amended effective February 28, 2013.
10.2	Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, as amended effective February 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: March 21, 2013	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of the Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, as amended effective February 28. 2013.
10.2	Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, as amended effective February 28, 2013.